UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2021

Acorda Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31938	13-3831168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Saw Mill River Road, Ardsley, NY		10502
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 347-4300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.001)	ACOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 19, 2021, Acorda Therapeutics, Inc. (the “Company”) announced that David Lawrence, the Company’s Chief, Business Operations, and its principal financial and accounting officer, will resign from the Company effective in mid-March 2021 upon completion of the Company’s 2020 year-end financial reporting process. Mr. Lawrence will take a leadership position at an early-stage biotechnology company.

The Company has appointed Robert Morales, the Company’s Vice President, Finance and Controller, to assume the responsibility of serving as the Company’s principal financial officer and principal accounting officer on an interim basis effective upon Mr. Lawrence’s departure. Mr. Morales has served as Vice President, Finance and Controller of the Company since February 2020, and previously served as Executive Director, Finance and Controller from July 2018 to February 2020. Prior to that, Mr. Morales served as Senior Director, Technical Accounting and Reporting, from December 2014 to June 2018. He previously held positions of increasing responsibility at Robert Half Management Consulting, PepsiCo, Inc., Pfizer Pharmaceuticals, Inc. and Sprint Communications Corporation, Inc. Mr. Morales received his B.S. in Accounting from Mount Saint Mary College and his M.B.A. in Finance from Fordham University. He is a Certified Public Accountant, and is 54.

Mr. Morales’ annual base salary is currently $280,000, and he is eligible to receive a bonus under the Company’s annual non-equity incentive compensation program with a target equal to 35% of his base salary, based on company-wide and individual performance measures. In addition, Mr. Morales will receive an annual supplemental bonus of $40,000, payable quarterly and pro-rated for a partial year, for the assumption of the additional principal financial officer and principal accounting officer responsibilities on an interim basis. He will also continue to receive health, welfare and retirement benefits at levels that are generally available to salaried employees.

Neither Mr. Morales nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K, nor is Mr. Morales a party to any arrangement or understanding pursuant to which he was appointed as an officer.

A copy of the press release announcing Mr. Lawrence’s departure and interim appointment of Mr. Morales as principal financial officer and principal accounting officer is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated February 19, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

February 19, 2021	By:	/s/ David Lawrence
Name: David Lawrence
Title: Chief, Business Operations and Principal Accounting Officer